UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2008 (May 30, 2008)

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

5901 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2008, the Company entered into an Executive Employment Agreement with Marc Crossman, 36, as President and Chief Executive Officer of the Company (the “Crossman Employment Agreement”).  Mr. Crossman has been serving as the Company’s President since September 2004 and as Chief Executive Officer since January 2006 under an employment at-will arrangement.  From March 2003 until August 2007, Mr. Crossman served as the Company’s Chief Financial Officer, and prior to that, he held positions with J.P. Morgan Securities Inc. and CIBC Oppenheimer Corporation.  Mr. Crossman has been a member of the Company’s board of directors since January 1999.  In connection with the execution of the Crossman Employment Agreement, Mr. Crossman received a the second payment of his bonus in the amount of $150,000.00, as previously described and disclosed in the Current Report on Form 8-K filed on October 17, 2008.

Under the terms of the Crossman Employment Agreement (which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference), Mr. Crossman will receive an annual salary of $429,300 and will be entitled to receive other cash and non-cash compensation, including an annual discretionary bonus targeted at 50% of his base salary based upon the achievement of financial and other performance criteria as set forth in the Crossman Employment Agreement, an annual grant of equity compensation pursuant to the 2004 Stock Incentive Plan, and life and disability insurance policies paid on his behalf.  The Crossman Employment Agreement is effective as of December 1, 2007, the commencement of the Company’s 2008 fiscal year, and has an initial term of two years.  The Crossman Employment Agreement automatically renews for additional two year periods if neither the Company nor Mr. Crossman provide 180 days’ advanced notice of non-renewal prior to the end of the term or upon the occurrence of a change in control.

In the event that Mr. Crossman’s employment is terminated by the Company other than for cause, terminated by Mr. Crossman for good reason, terminated by the Company within 18 months following a change in control and without cause, or terminated by Mr. Crossman within 18 months following a change in control and for good reason, Mr. Crossman will be entitled to certain severance payments and benefits, including an amount equal to 24 months of his prior year’s base salary and bonus in exchange for his execution of a release of claims.  Mr. Crossman will not be entitled to severance benefits if he dies during the term of his employment, he is terminated for cause or due to disability, he terminates his employment for a reason other than a good reason, or revokes his agreement to release the Company from any and all claims related to his employment.

Mr. Crossman is subject to confidentiality, non-solicitation and non-competition restrictions during the term of his employment and is subject to the confidentiality and non-solicitation provisions for a period of two years following termination of his employment.

ITEM 9.01             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

10.1	Executive Employment Agreement by and between Joe’s Jeans Inc. and Marc Crossman dated May 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: June 5, 2008	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

10.1	Executive Employment Agreement by and between Joe’s Jeans Inc. and Marc Crossman dated May 30, 2008